Exhibit 99.2

JanOne Technologies Announces Closing of Registered Direct Offering Priced At-The-Market under Nasdaq Rules

LAS VEGAS, August 22, 2023 /PRNewswire/ -- JanOne (Nasdaq: JAN (the “Company”), a biopharmaceutical company specializing in developing non-addicting pain killers and treatments for underlying causes of pain, today announced that it has closed its previously announced registered direct offering for the purchase and sale of 899,348 shares of the Company’s common stock (or prefunded warrants in lieu thereof) at a purchase price of $0.8811 per share of common stock (or prefunded warrant) in a registered direct offering priced at-the-market under Nasdaq rules. In addition, in a concurrent private placement, the Company issued unregistered warrants to purchase 899,348 shares of common stock at an exercise price of $0.7561 per share. The warrants are exercisable immediately and have a term of exercise equal to five years.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering.

The gross proceeds to the Company from the offerings were approximately $790,000, before deducting the placement agent’s fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from the offerings for working capital and general corporate purposes.

The shares of common stock, prefunded warrants and shares of common stock underlying the prefunded warrants described above (but not the warrants issued in the concurrent private placement or the shares of common stock underlying the warrants) were offered by the Company pursuant to a “shelf” registration statement on Form S-3 (File No. 333-251645) previously filed with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on December 29, 2020. The offering of the shares of common stock and prefunded warrants was made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and accompanying prospectus relating to the registered direct offering will be filed with the SEC. Electronic copies of the final prospectus supplement and accompanying prospectus may be obtained on the SEC’s website at http://www.sec.gov or by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 865-5711 or e-mail at placements@hcwco.com.

The warrants described above were issued in a concurrent private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Securities Act, or applicable state securities laws. Accordingly, the warrants and underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About JanOne Inc.

JanOne is a unique Nasdaq-listed company offering innovative, actionable solutions that it believes can help end the opioid crisis. JanOne is dedicated to funding resources toward innovation, technology, and education to find a key resolution to the national opioid epidemic, which is one of the deadliest and most widespread in the nation’s history. Its drugs in the clinical trial pipeline have shown promise for their innovative targeting of the causes of pain as a strategic option for physicians averse to exposing patients to addictive opioids. Please visit www.janone.com for additional information.

Forward-Looking Statements
This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to statements regarding the anticipated use of proceeds from the offerings, as well as statements relating to the statements that JAN 101 will treat PAD, that JAN 123 will treat CRPS, the timing of the commencement of further clinical trials, that the FDA will permit approval through a 505(b)(2) pathway for JAN 123, that upon approval JAN 101 will immediately disrupt the PAD market, and other statements, including words such as “continue”, “expect”, “intend”, “will”, “hope” “should”, “would”, “may”, “potential” and other similar expressions. Such statements reflect JanOne’s current view with respect to future events, are subject to risks and uncertainties, including market and other conditions, and are necessarily based upon a number of estimates and assumptions that, while considered reasonable by JanOne, are inherently subject to significant business, economic, competitive, political and social uncertainties and contingencies. Many factors could cause JanOne’s actual results, performance or achievements to be materially different from any future results, performance or achievements described in this press release. Such factors could include, among others, those detailed in the Company’s periodic reports filed with the Securities and Exchange Commission (the “SEC”).

Should one or more of these risks or uncertainties materialize, or should the assumptions set out in the section entitled “Risk Factors” in JanOne’s filings with the SEC underlying those forward-looking statements prove incorrect, actual results may vary materially from those described herein. These forward-looking statements are made as of the date of this press release and JanOne does not intend, and does not assume any obligation, to update these forward-looking statements, except as required by law. JanOne cannot assure that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Individuals are cautioned that forward-looking statements are not guarantees of future performance and accordingly investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein.

Media Contact
Investor Relations
IR@janone.com
1-800-400-2247